Exhibit 10.3

TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT (“Agreement”) is entered into as of April 17, 2023 (the “Execution Date”) and effective as of the Effective Date (as defined below), by and between Flisom AG, a Swiss corporation (“Flisom”) and Ascent Solar Technologies, Inc., a Delaware corporation (“ASTI”). Flisom and ASTI may be individually referred to herein as a “Party” or collectively as the “Parties”.

WHEREAS, Flisom owns the Flisom Technology (as defined in Section 1 below);

WHEREAS, in connection with Flisom’s obligations to Deutsche Bank AG, Singapore Branch (“DB”) under that certain Facility Agreement, dated as of December 22, 2022, by and between Flisom and DB (as amended / varied from time to time, the “DB Facility Agreement”), Flisom and DB agreed to enter into a Swiss-law governed security agreement pursuant to which the Flisom Technology would be subject to a lien in favor of DB (the “DB Lien”);

WHEREAS, Flisom and ASTI are parties to that certain Swiss-law governed Asset Purchase Agreement, dated as of the Execution Date (the “Purchase Agreement”), pursuant to which Flisom has agreed to sell and transfer to ASTI the Purchased Equipment (as defined in Section 1 below) on the terms of, and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, ASTI wishes to use the Flisom Technology (as defined in Section 1 below), and Flisom is willing to grant to ASTI a license to use the Flisom Technology pursuant to the terms of, and subject to the conditions set forth in this Agreement, and subject to Flisom’s obligations under the DB Lien.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

1.1 “Affiliate” shall mean any entity which, directly or indirectly, controls a Party, is controlled by a Party or is under common control with a Party. As used in this definition, “control” means ownership or control, directly or indirectly, of more than fifty percent (50%) of the voting interests of the subject entity or the legal power to direct or cause the direction of the general management of such entity, whether by contract or otherwise.

1.2 “Confidential Information” means all non-public, confidential, or proprietary information of the disclosing Party, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as “confidential” and includes the terms and existence of this Agreement. “Confidential Information” does not include information that the receiving Party can demonstrate by documentation: (a) was already known to the receiving Party without restriction on use or disclosure prior to receipt of such information directly or indirectly from or on behalf of the disclosing Party; (b) was or is independently developed by the receiving Party without reference to or use of any disclosing Party information shared hereunder; (c) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the receiving Party; or (d) was received by the receiving Party from a third party who was not, at the time of receipt, under any obligation to the disclosing Party or any other person or entity to maintain the confidentiality of such information.

1.3 “Flisom Technology” means any Intellectual Property Rights relating to thin-film photovoltaic research, development, manufacture and production, more specifically set out in Schedule 1 hereto, including (a) (i) the patents and patent applications set forth in Schedule 1, all patents issuing from the patent applications listed in Schedule 1, and all continuations, continuations-in-part, divisions, extensions, substitutions, reissues, re-examinations, and renewals of any of the foregoing, and (ii) any patents issuing from any applications filed after the Effective Date and that claim priority from any of the patents or patent applications identified in subsection (a)(i) or from which any of the patents or patent applications identified in subsection (a)(i) claim priority (subsections (a)(i) & (ii), collectively the “Patents”) and (b) any other Intellectual Property Rights related to the Patents.

1.4 “Intellectual Property Rights” means any and all rights in, arising out of, or associated with any or all of the following, whether now or hereafter existing, created, acquired or held: (a) all U.S., international and foreign patents and patent applications (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and all inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), invention disclosures and improvements; (b) trade secrets, confidential information and data and know-how; (c) works of authorship, including all copyrights, copyright registrations and applications for copyright registration, renewals and extensions thereof, and all other rights corresponding thereto throughout the world; (d) mask works, including mask work registrations and applications therefor, and any equivalent or similar rights; (e) industrial designs, including any registrations and applications therefor throughout the world; (f) trade names, logos, trademarks and service marks and other indicia of ownership, including registered trademarks and service marks, all applications to register trademarks and service marks throughout the world, including intent to use registrations, and all goodwill symbolized or associated therewith; (g) databases and data collections throughout the world; (h) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (i) any similar or equivalent rights to any of the foregoing anywhere in the world.

1.5 “Purchased Equipment” has the meaning given to it in the Purchase Agreement.

1.6 “Specified Equipment” has the meaning given to it in the Purchase Agreement.

2. License.

2.1 License to ASTI. Subject to Section 7.3, Flisom hereby grants to ASTI a non-exclusive, worldwide, revocable, royalty-free and fully paid-up license under the Flisom Technology to make, have made, use, offer to sell, sell, import, advertise, market, and distribute any product, practice any method or procedure, and otherwise exploit and use for any lawful purpose and in any manner and medium now known or hereinafter devised or created, the Flisom Technology subject to the aforesaid use being in relation to any products produced by any of the Specified Equipment only, with the limited right to transfer such license (as set forth in Section 2.2) and with the limited right to grant sublicenses under such license (as set forth in Section 2.3).

2.2 Transfer of License. ASTI may only transfer the license granted to it under Section 2.1 to a purchaser of all of the Purchased Equipment, provided that (a) such purchaser assumes all of ASTI’s obligations under this Agreement and accepts the obligations of Flisom (and the rights of DB thereof) under the DB Lien and (b) with prior written approval of both (i) Flisom and (ii) DB. Upon the transfer of the license under this Section 2.2, ASTI shall immediately cease any and all uses of the Flisom Technology.

2.3 Right to Sublicense subject to Flisom’s Approval. ASTI may only grant a sublicenses under the license granted to it under Section 2.1 with the prior written approval of both (i) Flisom and (ii) DB. ASTI’s right to sublicense is further subject to ASTI and any sublicensee thereof entering into a written sublicensing agreement containing the terms and conditions that are consistent with those contained in this Agreement. ASTI shall remain liable to Flisom for all obligations under this Agreement and shall send to Flisom a copy of the signed sublicensing agreement (and an English translation thereof, should the signed sublicensing agreement not be written in English) within thirty (30) days after its execution, subject to the reasonable redaction of confidential information.

2.4 Reservation of Rights. Each Party hereby reserves all rights not expressly granted to the other Party under this Agreement.

3. Confidentiality. Each Party acknowledges that in connection with this Agreement it will gain access to certain Confidential Information of the other Party. Each Party shall maintain the Confidential Information of the other Party in strict confidence and not disclose any Confidential Information to any other person, except to its employees who (a) have a need to know such Confidential Information for such Party to exercise its rights or perform its obligations hereunder and (b) are bound by and have been made aware of the restrictions contained herein concerning the use of such Confidential Information. Each Party shall use reasonable care, at least as protective as the efforts it uses with respect to its own Confidential Information, to safeguard the other Party’s Confidential Information from use or disclosure other than as permitted hereby. Upon the transfer of the license contemplated herein under Section 2.2, ASTI shall promptly return or destroy and delete all Confidential Information of Flisom disclosed to ASTI under this Agreement, including any Confidential Information related to the Flisom Technology disclosed to ASTI under this Agreement, provided that ASTI may retain one copy of the Confidential Information in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations under this Agreement.

4. Representations and Warranties.

4.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that (a) such Party is duly organized, validly existing, and in good standing under the laws of the place of its establishment or incorporation, (b) such Party has taken all actions necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement, (c) this Agreement will constitute the legal, valid and binding obligation of such Party, and (d) neither the execution of this Agreement nor the performance of such Party’s obligations hereunder will conflict with, result in a breach of, or constitute a default under any provision of the organizational documents of such Party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound.

4.2 Rights to Flisom Technology. Flisom further represents and warrants to ASTI that as of the Execution Date (a) Flisom owns all of the Flisom Technology, controls, and has all necessary rights and permissions to grant the license in Section 2.1 to ASTI, and (b) to the actual knowledge of Flisom, ASTI’s or its Affiliates’ exercise of the licensed granted hereunder does not and will not infringe or otherwise violate the Intellectual Property Rights of any third party.

5. Indemnification.

5.1 Flisom Indemnification. Flisom shall indemnify, defend, and hold harmless ASTI, its Affiliates, officers, directors, employees, agents, representatives, and assigns (each, an “ASTI Indemnitee”) against all losses, liabilities, claims, damages, actions, fines, penalties, expenses, or costs (including court costs and reasonable attorneys’ fees) arising out of or in connection with any third-party claim, suit, action, or proceeding (each an “Action”) relating to any breach of this Agreement by Flisom.

5.2 ASTI Indemnification. ASTI shall indemnify, defend, and hold harmless Flisom, its Affiliates, officers, directors, employees, agents, representatives, and assigns (each, a “Flisom Indemnitee”) against all losses, liabilities, claims, damages, actions, fines, penalties, expenses, or costs (including court costs and reasonable attorneys’ fees) arising out of or in connection with any third-party Action relating to any breach of this Agreement by ASTI.

5.3 Indemnification Procedure. Each Party shall promptly notify the other Party in writing of any Action. The Party that is responsible for indemnifying the other Party for such Action (the “Indemnifying Party”) shall take control of the defense and investigation of the Action at its sole cost and expense. The other Party (the “Indemnified Party”) shall cooperate with the Indemnifying Party at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall not settle any Action in a manner that adversely affects the rights of the Indemnified Party without the Indemnified Party’s prior written consent. The Indemnified Party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

6. Disclaimer; Limitation of Liability.

6.1 Disclaimer. EXCEPT TO THE LIMITED EXTENT SPECIFICALLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT AND THE FLISOM TECHNOLOGY, INCLUDING ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

6.2 Limitation of Liability. EXCEPT TO THE EXTENT SET OUT IN SECTION 5.1 AND SECTION 5.2 AND EXCEPT IN CASE OF A BREACH OF SECTION 3 (CONFIDENTIALITY), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT OR USE OF THE FLISOM TECHNOLOGY, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER ASTI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. Term.

7.1 Term. This Agreement will commence on the Effective Date and will continue in perpetuity unless terminated in accordance with the provisions hereof.

7.2 Termination Generally. In addition to the rights set forth in Section 7.3, Flisom will have the right to forthwith terminate this Agreement or any licenses granted to ASTI pursuant to this Agreement, upon serving of a written intimation to such effect to ASTI, in the event of a material breach by ASTI of any representation, warranty or covenant contained herein or in the Purchase Agreement.

7.3 Termination Due to DB Lien Exercise. In the event Flisom defaults on any of its obligations under the DB Facility Agreement, DB reserves the right to require Flisom to forthwith terminate (and Flisom shall comply with such request, carry out any acts and deeds in connection thereto, including the serving of a written intimation of termination to ASTI, as the case may be) this Agreement, including the license granted in Section 2.1, and upon termination of this Agreement pursuant to this Section 7.3, this Agreement and the license granted hereunder shall stand immediately terminated and will be of no further force or effect. ASTI accepts and acknowledges the creation of the DB Lien in favour of DB, in accordance with its relevant terms and ASTI further undertakes that it shall not dispute nor challenge the termination of this Agreement pursuant to this Section 7.3 (or the request for its termination thereof by DB, as the case may be).

8. Survival. The rights and obligations of the Parties set forth in Section 2.3, Section 2.4, and Section 3 through 6, this Section 8 and Section 9, and any right, obligation or required performance of the Parties in this Agreement, which by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any expiration or termination of this Agreement.

9. General Provisions.

9.1 Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) received or rejected by the addressee, if sent by certified mail, return receipt requested or (c) sent by electronic email with confirmation of delivery; in each case to the following addresses or electronic mail address and marked to the attention of the individual (by name or title) designated below (or to such other address or individual as a Party may designate by notice to the other Party):

(a) If to ASTI:	(b) If to Flisom:
Ascent Solar Technologies, Inc. 12300 Grant Street Thornton, CO 80241 Attention: Jeffrey Max Email: jmax@ascentsolar.com

Flisom AG
Gewerbestrasse 16, 8155
Niederhasli, Switzerland

Attention: Rahul Budhwar

Email: rahul.b@flisom.com

If to DB:

Deutsche Bank AG, Singapore Branch

One Raffles Quay, Level 17 South Tower,

Singapore 048583

Email: manav.malik@db.com

9.2 Assignment. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns. Neither Party will assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, without the prior written consent of the other Party, except that no consent will be required in the event that: (a) the assigning Party (i) undergoes a merger, consolidation, or reorganization involving the assigning Party (regardless of whether the assigning Party is a surviving or disappearing entity) or (ii) experiences a sale of all or substantially all of its assets to which this Agreement pertains, in each case of (i) and (ii) provided that such surviving entity agrees to be bound by the terms of this Agreement; and (b) ASTI transfers the license in accordance with Section 2.2, provided that the transferee agrees to be bound by the terms of this Agreement. Any purported assignment, delegation, or transfer in violation of this Section 9.2 is void.

9.3 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force, if the essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.4 Entire Agreement. This Agreement, together with the Purchase Agreement and the other Ancillary Agreements (as defined the Purchase Agreement) and all of the exhibits and schedules appended hereto and thereto, constitute the final complete and exclusive statement of the Parties’ agreement on the matters contained herein and therein. All prior and contemporaneous negotiations and agreements between the Parties on the matters contained in this Agreement are superseded by this Agreement.

9.5 Governing Law. This Agreement, including all exhibits, schedules, attachments, and appendices attached to this Agreement and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Switzerland, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of Switzerland.

9.6 Jurisdiction. The Parties hereto irrevocably submit to the exclusive jurisdiction of the City of Zurich, Switzerland, over any dispute arising out of or relating to the Agreement or any agreement or instrument contemplated hereby or thereby or entered into in connection. Each Party hereby irrevocably agrees that all claims in respect of such dispute or proceeding will be heard and determined in such courts (and the courts hearing appeals from such courts). The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

9.7 Disputes. Flisom and ASTI mutually desire that friendly collaboration will develop between themselves. Accordingly, the Parties agree to use reasonable efforts to resolve between themselves any dispute they might have with respect to the matters covered hereby, pursuant to the Agreement or any agreement or document delivered pursuant hereto or thereto, including any amendments hereof and thereof. Without limiting any rights hereunder, the Parties will try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, any agreement or document delivered pursuant hereto or any other Transaction Document.

9.8 Specific Performance. Each of Flisom and ASTI acknowledge and agree that each Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of Flisom and ASTI agree that each Party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action in addition to any other remedy to which it may be entitled pursuant hereto. Each of Flisom and ASTI agree that neither Party will oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

9.9 Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Party. The signatures of all Parties need not appear on the same counterpart. The delivery of signed counterparts by email transmission which includes a copy of the sending Party’s signature(s) is as effective as signing and delivering the counterpart in person.

9.10 Expenses. Except to the extent specified otherwise in this Agreement, each Party will pay its own professional fees and other expenses incurred by it in connection with this Agreement.

9.11 Amendment. The Parties may amend this Agreement only by a written agreement signed by the Parties to be bound by the amendment and that identifies itself as an amendment to this Agreement. Provided however that each Party acknowledges and accepts that until all amounts owed by Seller under the DB Facility Agreement have been repaid in full, neither Party may amend this Agreement without the prior written consent of DB.

9.12 Waiver. The Parties may waive a provision of this Agreement only by a writing signed by the Party intended to be bound by the waiver. A Party is not prevented from enforcing any right, remedy or condition in the Party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the Party specifically waives the same in writing. A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver for any other matter or occasion. Any enumeration of a Party’s rights and remedies in this Agreement is not intended to be exclusive, and a Party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

9.13 Further Assurances. Each Party agrees to cooperate fully with the other Party and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other Party to evidence and reflect better and to carry into effect the intents and purposes of this Agreement. In connection therewith, each Party agrees to comply, and will cause its applicable Affiliates to comply, with its respective commitments, obligations and covenants under this Agreement. Without limiting the generality of the foregoing, ASTI shall have the right to register the license granted hereunder with competent patent offices at its cost, and Flisom will cooperate with ASTI in this respect, including by executing documents that may be necessary for registering the license.

9.14 Construction of Agreement. Where this Agreement states that a Party “will” or “must” perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with this Agreement. In the negotiation of this Agreement, each Party has received advice from its own attorney. This Agreement is not to be construed for or against any Party based on which Party drafted any of the provisions of this Agreement. The captions, titles and headings, and table of contents, included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation. This Agreement does not, and is not intended to, confer any rights or remedies in favor of any person or entity other than the Parties, except as may be specifically set forth in other provisions of this Agreement. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including any annexes, exhibits and schedules to this Agreement) and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. Any reference in this Agreement to the singular includes the plural where appropriate. Any reference in this Agreement to the masculine, feminine or neuter gender includes the other genders where appropriate. The term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respect qualifies or modifies the use of the terms “and” or “or” in others. “Or” will not be interpreted to be exclusive unless the context otherwise requires; and “and” will not be interpreted to require the conjunctive, in each case unless the context otherwise requires.

9.15 No Joint Venture. Nothing in this Agreement creates a joint venture or partnership between the Parties. This Agreement does not authorize either Party (a) to bind or commit, or to act as an agent, employee or legal representative of, the other Party, except as may be specifically set forth in other provisions of this Agreement, or (b) to have the power to control the activities and operations of the other Party. The Parties are independent contractors with respect to each other under this Agreement. Each Party agrees not to hold itself out as having any authority or relationship contrary to this Section 9.15.

9.16 Bankruptcy. In exercise of its right to election, if applicable, under Section 365 (n) of the United States Bankruptcy Code (the “Bankruptcy Code”) (11 U.S.C. § 365(n), ASTI confirms that it will accept the termination of this Agreement by Flisom and/or the rejection of the license hereunder, in accordance with the terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

FLISOM AG			ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Rahul Budhwar	/s/ Marc Kaelin	By:	/s/ Jeffrey Max
Name:	Rahul Budhwar	Marc Kaelin	Name:	Jeffrey Max
Title:	CEO	deputy CEO	Title:	CEO